GlobalNetCare, Inc.
                           2000 McGill College
                              Suite 950
                           Montreal, Quebec
                               H3A 3H3

July 8th, 1999

Dr. David Mulder
76 Sunnyside Avenue
Westmount, Quebec
H3Y 1C2

Dear Dr. Mulder,

We are writing to invite you to join our Board of Directors and to confirm the following terms:

      a)     assume the position of Chairman of the Medical Policy Committee;
      b)     assume the position of Co-Chairman of the Teleconference Team;
      c)     develop and implement the Surgical Center;
      d) develop, coordinate and implement the surgical care and practice policies for the Surgical Center;
      e) consult with and advise the head of each surgical specialty and teleconferencing team as appropriate;
      f) provide the Company with consulting services regarding various issues of clinical and surgical care; and
      g) act as the Company's agent for the negotiation of certain strategic alliances and contracts in connection with the Company's website;
      h)     help to promote GlobalNetCare.

We confirm that you have agreed to:

      1. Assist in the development, coordinate and implement the Surgical Care Center and practice policies for surgery to be carried out on the Company's website and will jointly develop, coordinate and implement policies and procedures for surgery-related teleconferences for the teleconference Team;

      2. Develop the Surgical Center to encompass the following specialties:

             a)   Breast Cancer;
             b)   cardiothorasic surgery;
             c)   gynecology;
             d)   head and neck;
             e)   minimally invasive surgery;

             f)   neurosurgery;
             g)   orthopedic surgery;
             h)   plastic surgery.

      3. Throughout the terms of this agreement, provide the Company twenty (20) hours per month of professional medical consulting services regarding various issues of clinical and surgical care as directed by the Company in addition to all other services which you are required to provide pursuant to this agreement.

      Provided a formal agreement is signed by the parties, in consideration for the services you will provide to the Company, we confirm that the Company will;

      1. cause 500, 000 shares in the capital of the Company to be transferred to you as soon as is reasonable possible;

      2. on the date that is one year from the date of this letter, cause the Company to transfer to you an additional 200,000 shares in the capital of the Company;

      3. on the date that is one year from the date of this letter, cause the Company to commence paying a fee.

Board of Directors.

If you agree with the basic terms of this letter of intent, please sign where indicated below, and GlobalNetCare will have its attorneys prepare a formal and comprehensive agreement based on these terms.

Yours truly,

GlobalNetCare, Inc.

Per:   /S/ Georges Tsoukas
       --------------------
       Authorized Signatory


              I have read and hereby agree to the foregoing terms
                      as of this 8th day of July 1999.

             /S/ David Mulder
             --------------------------
             David Mulder